SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 6, 2006
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed on February 17, 2006, effective June 1, 2006, Steven W. Carlsen, Chief Operating Officer of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) retired from his positions as an employee and officer of the Company and its subsidiaries. Mr. Carlsen remains a member of the Company's Board of Directors.

On June 1, 2006, in connection with his retirement, the Company and Mr. Carlsen entered into the (i) Termination Agreement, formally terminating Mr. Carlsen's employment agreement; (ii) Amendment No. 1 to Share Option Agreement, extending the vesting period of Mr. Carlsen's existing options through February 16, 2010; and (iii) Amendment No. 1 to Restricted Share Unit Agreement, extending the termination date of currently outstanding restricted share units until June 1, 2010; each of such agreements are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

In addition, on June 1, 2006, Mr. Carlsen entered into a Consulting Agreement with Endurance Services Limited, a wholly-owned subsidiary of the Company, pursuant to which Mr. Carlsen will provide services to the Company and its subsidiaries for not less than 60 or more than 90 days per annum, effective through June 1, 2008, for an annual fee of $258,000. The Consulting Agreement is filed herewith as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Termination Agreement, dated as of June 1, 2006
99.2	Amendment No. 1 to Option Agreement, dated as of June 1, 2006
99.3	Amendment No. 1 to Restricted Share Unit Agreement, dated as of June 1, 2006
99.4	Consulting Agreement, dated as of June 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2006

By: /s/ John V. Del Col Name: John V. Del Col Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Termination Agreement, dated as of June 1, 2006
99.2	Amendment No. 1 to Option Agreement, dated as of June 1, 2006
99.3	Amendment No. 1 to Restricted Share Unit Agreement, dated as of June 1, 2006
99.4	Consulting Agreement, dated as of June 1, 2006